FOR IMMEDIATE RELEASE	TSX: CTI OTCBB: CHKT

CHEMOKINE THERAPEUTICS ANNOUNCES SECOND QUARTER RESULTS

Vancouver, BC (August 9, 2005) – Chemokine Therapeutics Corp. (the Company) (Toronto Stock Exchange: CTI; OTCBB: CHKT), a biotechnology company developing peptide-based therapies to treat cancer, cardiovascular and infectious disease, today announced the financial and operating results of the second quarter ended June 30, 2005.

Second quarter highlights:

•

Release of results of phase I clinical trials for the Company’s immune booster drug CTCE-0214 in healthy volunteers:  the Company confirmed that the safety profile and efficacy results from the Phase I trial of CTCE-0214 warrant continued investigation;

•

The granting of orphan-drug designation assigned to CTCE-9908 for the treatment of osteogenic sarcoma.  With orphan-drug designation, the Company may benefit from the availability of additional regulatory and clinical resources in the development of CTCE-9908;

•

The granting of a U.S. Patent relating to the use of the Company’s anti-cancer compound, CTCE-9908, in the treatment of cancer and inhibition of angiogenesis; and

•

Expansion of trading markets through the Over-The-Counter Bulletin Board (OTCBB) for the Company’s common shares, intended to facilitate trading and liquidity in the US market.

“The second quarter was highlighted by the encouraging results of the phase I study for CTCE-0214" said Dr. Hassan Salari, President and CEO of Chemokine Therapeutics Corp.  "The fact that healthy volunteers experienced a significant increase in neutrophils after only one injection of CTCE-0214 confirms that this new class of drugs may facilitate an increase in blood cell count for patients susceptible to life-threatening infections during chemotherapy”.

Financial Results - Unaudited

(All amounts in U.S. dollars and in accordance with U.S. GAAP unless otherwise specified)

We incurred a net loss of $834,648 ($0.03 per share) during the three months ended June 30, 2005 compared to a net loss of $581,040 ($0.05 per share) during the same period in 2004. The increase in our net loss was principally caused by the increase in research and development expenses and general and administrative expenses as described below.

Research and development expenses were $614,257 during the three months ended June 30, 2005, compared to $383,446 recorded for the three months ended June 30, 2004.  Research and development expenses in the current period were primarily attributable to completion of a phase I clinical trial of CTCE-0214, research staff salaries, and manufacturing of compound for clinical trials.

General and administrative expenses were $531,783 in the three months ended June 30, 2005 compared to $216,956 in the same period in 2004.  The increase reflects higher professional fees for accounting and legal services and additional salary costs for employees we hired to assist us in managing the growth of our company as well as with the compliance as a publicly reporting company under Canadian and U.S. securities laws.  Other general and administrative expenses included consulting, marketing and promotion expenses incurred for investor relations and business development.  A lower market share price at the end of the second quarter compared to the first quarter resulted in a non-cash recovery of $89,767 for stock option-based compensation recorded under variable accounting.  Not including this recovery, general and administrative expenses in the second quarter were $621,550.

We realized other income of $65,392 for the three months ended June 30, 2005 compared to $4,076 for the three months ended June 30, 2004.  Other income consisted primarily of interest earned on cash balances and investments.  Cash balances increased period over period, with the proceeds of our initial public offering.

As of June 30, 2005 we had funds available of $9,379,939 compared with $11,436,478 as of December 31, 2004.  For the three months ended June 30, 2005, we used net cash of $1,410,971 in operating activities primarily consisting of the net loss for the period of $834,648 and a decrease of accounts payable which consumed cash of $231,477.  During the quarter, we invested $207,821 primarily in equipment and leasehold improvements.

About Chemokine Therapeutics Corp. (TSX: CTI, OTCBB: CHKT)

Chemokine Therapeutics is a product-focused biotechnology company developing drugs that harness the therapeutic potential of stem cells through chemokine pathways. Chemokines are a class of cytokines, proteins which signal biological responses from stem cells that play a critical role in the growth, differentiation and maturation of cells necessary for fighting infection, as well as tissue repair and regeneration. Stem cells are the master primitive cells that give rise to all of the cells and organs in the body. Chemokines are one of the major mediators of stem cell activity including stem cell growth, differentiation and maturation. Chemokine Therapeutics is a leader in research in this field. The Company has five products with two lead product candidates in clinical trials; CTCE-0214, for enhancing the immune system, and CTCE-9908, to prevent the spread of cancer and its continued growth.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:  Statements in this document regarding managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made.  For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of intellectual property, financing capability, the potential dilutive effects of any financing, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Financial Tables Follow:

Chemokine Therapeutics Corp.

(A Development Stage Company)

CONDENSED INTERIM CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. dollars)

	June 30,	December 31,
	2005	2004
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,701,009	$11,436,478
Investments	3,678,930	–
Amounts receivable	53,390	5,560
Prepaid expense and deposits	51,022	57,898
Due from affiliates	284,320	–

TOTAL CURRENT ASSETS	9,768,671	11,499,936
PROPERTY AND EQUIPMENT	289,049	19,625
LICENSE	27,840	31,687

	$10,085,560	$11,551,248
LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$199,144	$613,167
Deferred revenue	–	275,000
Due to affiliates	–	26,322

TOTAL CURRENT LIABILITIES	199,144	914,489
STOCKHOLDERS’ EQUITY
PREFERRED STOCK
Authorized – 6,000,000 voting, participating shares; par value $ 0.001 per share
Issued and outstanding: June 30, 2005 – 2,000,000; December 31, 2004 – 2,000,000	2,000	2,000
COMMON STOCK
Authorized – 100,000,000 voting, participating shares; par value $ 0.001 per share
Issued and outstanding: June 30, 2005 – 31,799,206; December 31, 2004 – 29,343,206	31,799	29,343

ADDITIONAL PAID-IN CAPITAL	23,391,332	21,620,796
(DEFICIT) ACCUMULATED DURING THE DEVELOPMENT STAGE	(13,538,715)	(11,015,380)
	9,886,416	10,636,759
	$10,085,560	$11,551,248

Chemokine Therapeutics Corp.

(A Development Stage Company)

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS

(Expressed in U.S. dollars)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004

REVENUE	$275,000	$-	$275,000	$-

EXPENSES
Research and development	614,257	383,446	1,474,201	1,084,418
General and administrative	531,783	216,956	1,288,035	430,874
Amortization of license	1,924	2,408	3,847	4,816
Depreciation of property and equipment	7,875	2,457	11,408	4,813
Foreign exchange loss	19,201	(20,151)	141,262	13,573

	1,175,040	585,116	2,918,753	1,538,494

OTHER INCOME	65,392	4,076	120,418	8,503

NET (LOSS)	$(834,648)	$(581,040)	$(2,523,335)	$(1,529,991)

NET (LOSS) PER COMMON SHARE -
FOR THE PERIOD – BASIC AND DILUTED	$(0.03)	$(0.05)	$(0.08)	$(0.15)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	31,789,641	12,063,876	31,372,002	10,380,790

For further information contact:

Chemokine Therapeutics Corp.

David Karp

Chief Financial Officer

Phone: (604) 822-3347

or

Frederica Bell,

Director of Investor Relations

Phone: (604) 827-3131

E-mail: fbell@chemokine.net

Internet: www.chemokine.net

or Michael Wachs of CEOcast, Inc.

(917) 509-6446; mwachs@ceocast.com